Exhibit 99

The Manitowoc Company Announces CFO Retirement and Succession Plan

David J. Antoniuk to be succeeded by Brian P. Regan

MILWAUKEE, Wis – The Manitowoc Company, Inc. (NYSE: MTW) (the “Company” or “Manitowoc”), a leading global manufacturer of cranes and lifting solutions, today announced that David J. Antoniuk will step down as Chief Financial Officer effective May 2, 2022, and will be succeeded by Brian P. Regan. Mr. Antoniuk will transition into an advisory role to the CEO until January 2, 2023, at which time he will retire from the Company.

"On behalf of the Manitowoc team and our Board of Directors, I want to extend our deepest thanks to Dave," said Aaron H. Ravenscroft, President & Chief Executive Officer. "Over his six years of service, Dave has made many contributions to the success of Manitowoc. These efforts included the successful transition of the Company to a profitable stand-alone crane company in 2016; the refinancing of our debt in 2019; and most recently the closing of two acquisitions, which was the first major step in transforming the Company’s strategy. It has been a pleasure to work hand-in-hand with Dave over the years, and he will be greatly missed by the Manitowoc family. We wish him and his family the very best in his retirement."

As part of the Company’s succession planning process, Brian P. Regan, who currently serves as Vice President, Corporate Controller and Principal Accounting Officer, will be promoted to Executive Vice President & Chief Financial Officer, effective May 2, 2022. "I'm excited to announce that Brian Regan will succeed Dave as the Company’s CFO. Since joining the company in 2018, Brian has taken on growing responsibilities and played an integral role in our acquisitions. Brian is the ideal candidate, and it’s a testament to our succession planning process,” said Mr. Ravenscroft.

Mr. Regan has served as Vice President, Corporate Controller and Principal Accounting Officer since November 2018 and has also been responsible for Treasury over the last 12 months. Prior to Manitowoc, Mr. Regan served in positions of increasing responsibility at SPX Corporation from 2006 to 2018 where he most recently served as Vice President Finance, Chief Financial Officer of SPX Transformer Solutions. Prior to SPX Corporation Mr. Regan served in positions of increasing responsibility at Ernst & Young LLP and Ogilvy & Mather. Mr. Regan holds a Bachelor of Arts in Economics and Accounting from the College of the Holy Cross and earned his Certified Public Accountant license in New York.

About The Manitowoc Company, Inc.

The Manitowoc Company was founded in 1902 and has over a 119-year tradition of providing high-quality, customer-focused products and support services to its markets. Manitowoc is one of the world's leading providers of engineered lifting solutions. Manitowoc, through its wholly-owned subsidiaries, designs, manufactures, markets, and supports comprehensive product lines of mobile hydraulic cranes, lattice-boom crawler cranes, boom trucks, and tower cranes under the Aspen Equipment, Grove, Manitowoc, MGX Equipment Services, National Crane, Potain and Shuttlelift brand names.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

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The negative impacts COVID-19 has had and will continue to have on Manitowoc’s business, financial condition, cash flows, results of operations and supply chain, as well as customer demand (including future uncertain impacts);
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actions of competitors;
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changes in raw material and commodity prices;
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changes in economic or industry conditions generally or in the markets served by Manitowoc;
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unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment, changes in demand for lifting equipment in emerging economies and changes in demand for used lifting equipment;
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failure to comply with regulatory requirements related to the products the Company sells;
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the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;
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the ability to complete and appropriately integrate acquisitions, strategic alliances, joint ventures or other significant transactions;
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unanticipated changes in revenues, margins and costs;
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geographic factors and political and economic conditions and risks;
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the ability to increase operational efficiencies across Manitowoc and to capitalize on those efficiencies;
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risks and factors detailed in Manitowoc's 2021 Annual Report on Form 10-K and its other filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Reports on Form 10-K for the fiscal years ended December 31, 2020 and 2021.

Contact

Ion Warner

VP, Marketing and Investor Relations

+1 414-760-4805